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CUSIP:  239545106                                                    Page 6 of 6

                                    EXHIBIT 1


                             EXPLANATION OF HOLDINGS


               Ms. Willat owns 271,252 shares as trustee of a trust for the benefit of herself.

               Ms. Willat owns 34,000 shares as co-trustee of various trusts for the benefit of her children. Ms. Willat's former husband is the co-trustee of such trusts.

               Ms. Willat is also the beneficial owner of 20,000 shares subject to an option which is currently exercisable.